Exhibit 99.1
Contact Information:

Brent Stumme	Erica Mannion
LoopNet, Inc.	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
415-284-4310	212-766-1800
LOOPNET, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2008
FINANCIAL RESULTS
Annual Revenue Growth of 22% — Adjusted EBITDA Growth of 17%
SAN FRANCISCO, CALIF. — February 11, 2009 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the fourth quarter and year ended December 31, 2008.
Revenue for the fourth quarter of 2008 was $21.1 million, an increase of 8% from $19.6 million in the fourth quarter of 2007. GAAP net income for the fourth quarter of 2008 was $4.1 million or $0.12 per diluted share, compared to $5.7 million or $0.14 per diluted share in the fourth quarter of 2007. Non-GAAP net income (net income before stock-based compensation and litigation related costs) for the fourth quarter of 2008 was $5.3 million or $0.15 per diluted share, compared to $6.4 million or $0.16 per diluted share in the fourth quarter of 2007.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the fourth quarter of 2008 was $9.5 million, compared to $9.4 million in the fourth quarter of 2007. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

For the full year, revenue was $86.1 million, an increase of 22% from $70.7 million in 2007. GAAP net income for the full year of 2008 was $18.3 million or $0.49 per diluted share, compared to $21.1 million or $0.52 per diluted share in 2007. Non-GAAP net income for the full year of 2008 was $23.7 million or $0.64 per diluted share, compared to $23.3 million or $0.57 per diluted share in 2007. Adjusted EBITDA for the full year of 2008 was $39.9 million, an increase of 17% from $34.0 million in 2007.
“We are pleased with our fourth quarter results, particularly in these challenging times,” said LoopNet Chairman and CEO Richard Boyle. “While we are clearly being impacted by this market, with our strong balance sheet, excellent profitability and leading position in the market, we think that we are not only in a position to continue to execute through this downturn, but also to invest in our business and take advantage of the conditions to our shareholders long term benefit.”
The number of LoopNet registered members, which includes both basic and premium members, grew to 3,251,260 during the fourth quarter of 2008, a 27% increase over the fourth quarter of 2007. The number of LoopNet premium members as of the end of the fourth quarter of 2008 was 77,283, a 13% decline from the fourth quarter of 2007. The average monthly price of premium membership increased to $65.64, a 17% increase over the fourth quarter of 2007. There were 652,000 total commercial real estate listings active on the LoopNet marketplace as of the end of the fourth quarter of 2008, a 16% increase over the fourth quarter of 2007. In addition, there were 37.0 million profile views of listings on the LoopNet marketplace during the fourth quarter of 2008, a 6% increase over the fourth quarter of 2007. Average monthly unique visitors during the fourth quarter of 2008, as reported by comScore Media Metrix, were approximately 846,000, a 6% decline over the fourth quarter of 2007.

Balance Sheet and Liquidity
As of December 31, 2008, LoopNet had $64.6 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending March 31, 2009 to be in the range of $19.7 to $20.0 million, Adjusted EBITDA to be in the range of $7.5 to $7.8 million and non-GAAP net income to be in the range of $0.11 to $0.12 per diluted share, assuming an effective tax rate of approximately 41% to 42%. The Company expects stock-based compensation to be approximately $0.03 per share (net of tax benefit) in the quarter ending March 31, 2009. The Adjusted EBITDA and non-GAAP net income guidance for the quarter ending March 31, 2009 exclude stock-based compensation and litigation related costs.
Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 866-835-8825 if you are calling from within the United States or 703-639-1407 if you are calling from outside the United States. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Monday, February 16, 2009 at 8:59 p.m. PDT. To access the audio replay, dial 888-266-2081 within the United States or 703-925-2533 internationally and enter pass code number 1323257. A web cast replay of the call will be available on the investor relations section of our website at investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for Adjusted EBITDA and non-GAAP net income per share for the quarter ending March 31, 2009 to Company expectations for GAAP net income for the quarter ending March 31, 2009 are not provided, as GAAP net income expectations for this period is not accessible. GAAP net income expectations are not accessible for this period due to the uncertain nature of the timing and amount of potential litigation related costs.
About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, Cushman&Wakefield, First Industrial Realty Trust, Grubb&Ellis, Lee&Associates, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, Prudential CRES, RE/MAX, Sperry Van Ness, Staubach Retail and TCN Worldwide.

Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from recent and future acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,564	$61,325
Short-term investments	3,325	3,262
Accounts receivable, net of allowance of $105 and $121, respectively	1,190	1,564
Prepaid expenses and other current assets	796	1,530
Deferred income taxes	298	607

Total current assets	110,173	68,288

Property and equipment, net	2,051	2,208
Goodwill	15,233	23,056
Intangibles, net	2,461	5,678
Deferred income taxes	5,196	5,829
Deposits and other noncurrent assets	2,245	3,151

Total assets	$137,359	$108,210

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$828	$622
Accrued compensation and benefits	2,479	2,759
Accrued liabilities	1,964	2,020
Income tax payable	698	—
Deferred revenue	9,537	10,358

Total current liabilities	15,506	15,759

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 38,908,302 and 39,218,665 shares issued, respectively; and 38,908,302 and 34,292,704 shares outstanding, respectively	39	39
Additional paid in capital	107,866	114,915
Other comprehensive loss	(103)	(276)
Treasury stock, at cost, 4,925,961 shares	—	(54,556)
Retained earnings	14,051	32,329

Total stockholders’ equity	121,853	92,451

Total liabilities and stockholders’ equity	$137,359	$108,210

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008
Revenues	$19,565	$21,054	$70,729	$86,074
Cost of revenue (1)	2,308	2,864	8,033	10,858

Gross margin	17,257	18,190	62,696	75,216

Operating expenses (1):
Sales and marketing	3,914	4,450	14,667	18,825
Technology and product development	1,809	2,427	6,427	9,075
General and administrative	3,623	4,507	12,253	18,739

Total operating expenses	9,346	11,384	33,347	46,639

Income from operations	7,911	6,806	29,349	28,577

Interest and other income, net	1,298	85	5,046	1,998

Income before tax	9,209	6,891	34,395	30,575

Income tax expense	3,508	2,821	13,268	12,297

Net income	$5,701	$4,070	$21,127	$18,278

Net income per share
Basic	$0.15	$0.12	$0.55	$0.51

Diluted	$0.14	$0.12	$0.52	$0.49

Weighted average shares
Basic	38,684	34,334	38,291	35,772

Diluted	40,672	35,384	40,672	37,110

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$100	$163	$357	$570
Sales and marketing	405	565	1,358	2,198
Technology and product development	191	392	600	1,311
General and administrative	375	437	1,180	1,855

Total	$1,071	$1,557	$3,495	$5,934

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve months ended December 31,
	2007	2008
Cash flows from operating activities:
Net income	$21,127	$18,278
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,154	2,199
Stock-based compensation	3,495	5,934
Tax benefits from exercise of stock options	(5,688)	(759)
Deferred income tax	(527)	(1,683)
Changes in operating assets and liabilities:
Accounts receivable	129	23
Prepaid expenses and other assets	630	(678)
Income taxes payable	6,387	61
Accounts payable	615	(211)
Accrued expenses and other current liabilities	232	1,304
Accrued compensation and benefits	221	198
Deferred revenue	2,526	439

Net cash provided by operating activities	30,301	25,105

Cash flows from investing activities:
Purchase of property and equipment	(1,797)	(1,319)
Purchase of investments	(38,303)	(1,000)
Sale of investments	36,275	—
Acquisitions, net of acquired cash	(15,002)	(12,584)

Net cash used in investing activities	(18,827)	(14,903)

Cash flows from financing activities:
Net proceeds from exercise of stock options	1,612	356
Repurchase of common stock	—	(54,556)
Tax benefits from exercise of stock options	5,688	759

Net cash provided by (used in) financing activities	7,300	(53,441)

Net increase (decrease) in cash and cash equivalents	18,774	(43,239)

Cash and cash equivalents at beginning of period	85,790	104,564

Cash and cash equivalents at end of period	$104,564	$61,325

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008
GAAP net income	$5,701	$4,070	$21,127	$18,278

Add back (deduct):
Income tax expense	3,508	2,821	13,268	12,297
Depreciation and amortization	414	615	1,154	2,199
Interest and other income, net	(1,298)	(85)	(5,046)	(1,998)
Stock-based compensation	1,071	1,557	3,495	5,934
Litigation related costs	—	490	—	3,183

Adjusted EBITDA	$9,396	$9,468	$33,998	$39,893

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008
GAAP net income	$5,701	$4,070	$21,127	$18,278

Add back (deduct):
Stock-based compensation	1,071	1,557	3,495	5,934
Litigation related costs	—	490	—	3,183
Income taxes associated with non-GAAP adjustments	(408)	(837)	(1,349)	(3,665)

Non-GAAP net income	$6,364	$5,280	$23,273	$23,730

Diluted net income per share:
GAAP	$0.14	$0.12	$0.52	$0.49

Non-GAAP	$0.16	$0.15	$0.57	$0.64

Shares used in GAAP and non-GAAP diluted net income per share calculation	40,672	35,384	40,672	37,110